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                                                                     EXHIBIT 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         This AGREEMENT AND PLAN OF REORGANIZATION is made this 6TH day of July 2001, by and between IMSCO TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111 ("IMSCO"), GLOBAL ACQUISITION CORP., a Delaware corporation having its principal place of business at 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111 ("Global Mergerco"), GLOBAL SPORTS & ENTERTAINMENT, INC., a Delaware corporation having its principal place of business at 5092 S. Jones Blvd., Las Vegas, Nevada 89118 ("GLOBAL"), TURFCLUB ACQUISITION CORP., a California corporation having its principal place of business at 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111 ("Turfclub Mergerco"), TURFCLUB.COM, INC., a California corporation having its principal place of business at 140 Marine View, Suite 210 Solana Beach, California 92075 ("TURFCLUB"), DOUGLAS R. MILLER ("Miller"), WAYNE ALLYN ROOT ("Root") and THOMAS G. MUEHLBAUER ("Muehlbauer").

         WHEREAS, GLOBAL is authorized to issue 20,000,000 shares (the "GLOBAL Common Shares") of its common stock, par value $.001 per share ("GLOBAL Common Stock"), of which 10,125,000 GLOBAL Common Shares are issued and outstanding (the "Outstanding GLOBAL Common Shares"), and 4,200,000 shares of its preferred stock, par value $.001 per share (the "GLOBAL Preferred Shares"), of which 3,807,484 shares are issued or outstanding ("Outstanding GLOBAL Preferred Shares"). The GLOBAL Common Shares and the GLOBAL Preferred Shares, collectively, the "GLOBAL Shares"; and

         WHEREAS, TURFCLUB is authorized to issue 20,000,000 shares (the "TURFCLUB Common Shares") of its common stock, no par value ("TURFCLUB Common Stock"), of which 13,968,334 TURFCLUB Common Shares are issued and outstanding (the "Outstanding TURFCLUB Common Shares"), and 10,000,000 shares of its preferred stock, no par value (the "TURFCLUB Preferred Shares"), of which 3,500,000 shares are issued or outstanding ("Outstanding TURFCLUB Preferred Shares"). The TURFCLUB Common Shares and the TURFCLUB Preferred Shares, collectively, the "TURFCLUB Shares"; and

         WHEREAS, IMSCO is authorized to issue 15,000,000 shares ("IMSCO Common Shares") of its common stock, par value $.0001 per share (the "IMSCO Common Stock") of which 15,000,000 shares are issued and outstanding (the "Outstanding IMSCO Common Shares"), and 1,000,000 shares ("IMSCO Preferred Shares") of its preferred stock, par value $.00001 share (the "IMSCO Preferred Stock"), of which no shares are issued or outstanding. The IMSCO Common Shares and the IMSCO Preferred Shares, collectively, the "IMSCO Shares"; and

         WHEREAS, Global Mergerco is a wholly owned subsidiary of IMSCO and is authorized to issue 1,000 shares of common stock, par value $.0001 (referred to as the "Global Mergerco Shares"), all of which such Global Mergerco Shares are issued and outstanding and owned by IMSCO; and

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         WHEREAS, Turfclub Mergerco is a wholly owned subsidiary of IMSCO and is authorized to issue 1,000 shares of common stock, no par value (referred to as the "Turfclub Mergerco Shares"), all of which such Turfclub Mergerco Shares are issued and outstanding and owned by IMSCO; and

         WHEREAS, the respective Boards of Directors of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco and TURFCLUB (collectively the "Companies") deem it advisable and generally to the advantage and welfare of the Companies, and their respective shareholders, that Global Mergerco be merged with and into GLOBAL (the "GLOBAL Merger") and that Turfclub Mergerco be merged with and into TURFCLUB (the "TURFCLUB Merger") under the terms and conditions hereinafter set forth (the "Mergers"), the GLOBAL Merger to be effected pursuant to the Delaware General Corporation Law, the TURFCLUB Merger to be effected pursuant to the California General Corporation Law, and the Mergers to be tax free reorganizations under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, IMSCO desires to offer, issue and sell in a private placement (the "IMSCO Private Placement") solely to accredited investors (as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act") 64,000 shares of IMSCO Series C Preferred Stock and warrants to purchase an additional 64,000 shares of IMSCO Series C Preferred Stock for $1,500,000 less payment of a finder's fee of $150,000 to Keating Investments, LLC; and

         WHEREAS, it is contemplated that the closing of the IMSCO Private Placement and the closing of the Mergers are to take place simultaneously, each contingent upon the others; and

         NOW, THEREFORE, in consideration of the promises, covenants and conditions hereof, the parties hereto do mutually agree as follows:

         1. VOTES ON MERGERS AND RELATED MATTERS. Global Mergerco, GLOBAL, Turfclub Mergerco and TURFCLUB (the "Constituent Corporations") shall each, as soon as practicable but prior to closing, and in no event later than 10 days after the execution and delivery hereof, (i) cause a special meeting of its shareholders to be called to consider and vote upon the Merger applicable to it ("Applicable Merger") on the terms and conditions hereinafter set forth, or (ii) obtain written consent of such shareholders as is necessary to approve the Applicable Merger. If the Mergers are approved in accordance with applicable law, subject to the further conditions and provisions of this Agreement, a closing of this Agreement shall be held (the "Closing"), and a Certificate of Merger (the "GLOBAL Certificate of Merger") and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the GLOBAL Merger shall be executed and filed with the Secretary of State of the State of Delaware, and an Agreement of Merger (the "TURFCLUB Agreement of Merger" and together with the GLOBAL Certificate of Merger, the "Certificates of Merger") and all other documents or instruments deemed necessary or appropriate by the parties hereto to effect the TURFCLUB Merger shall be executed and filed with the Secretary of State of the State of California as promptly as possible thereafter. The GLOBAL Certificate of Merger so filed shall be substantially in the form of EXHIBIT A annexed hereto, with such changes therein as the Boards of

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Directors of the applicable Constituent Corporations shall mutually approve. The time when the GLOBAL Certificate of Merger becomes effective is referred to herein as the "GLOBAL Effective Time." The TURFCLUB Agreement of Merger so filed shall be substantially in the form of EXHIBIT B annexed hereto, with such changes therein as the Boards of Directors of the applicable Constituent Corporations shall mutually approve. The time when the TURFCLUB Agreement of Merger becomes effective is referred to herein as the "TURFCLUB Effective Time."

         2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GLOBAL. GLOBAL represents, warrants and covenants as follows, except to the extent set forth on the schedule of exceptions in the form of SCHEDULE A annexed hereto and made a part hereof ("GLOBAL Schedule of Exceptions"):

                  2.1 ORGANIZATION; CAPITALIZATION. GLOBAL is, and on the effective date of the Mergers (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of its state of incorporation and in such other jurisdictions as it is qualified to do business. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Outstanding GLOBAL Common Shares and Outstanding GLOBAL Preferred Shares, all of which are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable. There are, and on the Effective Date there will be no outstanding rights, options or warrants to purchase any equity interest in GLOBAL, including but not limited to any common stock of GLOBAL and there will be no other or any other issued or outstanding securities of any nature convertible into or exercisable or exchangeable for common stock of GLOBAL. The Outstanding GLOBAL Common Shares and Outstanding GLOBAL Preferred Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  2.2 AUTHORITY. GLOBAL has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any required shareholder or other third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of GLOBAL and, prior to the Closing, by the shareholders of GLOBAL.

                  2.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by GLOBAL and constitutes the legal, valid and binding obligation of GLOBAL, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  2.4 NO CONFLICTS. The execution and delivery by GLOBAL of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by GLOBAL will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or Contract to which GLOBAL is now a party or by which it or any of its assets


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or properties are bound; (ii) the Certificate of Incorporation, as amended, or the Bylaws of GLOBAL, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over GLOBAL or any of its business or properties wherein such breach could have a material adverse effect on GLOBAL or any of its business or properties.

                  2.5 SUBSIDIARIES. GLOBAL does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

                  2.6 FOREIGN QUALIFICATIONS. GLOBAL is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not have a material adverse effect on the business of GLOBAL. The business of GLOBAL does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  2.7 FINANCIAL STATEMENTS. Within seventy (70) days of the GLOBAL Effective Time, GLOBAL shall deliver to IMSCO the financial statements of GLOBAL, consisting of its Balance Sheet as at December 31, 2000, its Statement of Income (Loss) for the fiscal years ended December 31, 2000, its Statement of Stockholders' Equity for the years ended December 31, 2000, and its Statements of Cash Flows for the years ended December 31, 2000, which shall have been audited by independent public accountants and shall fairly present the financial position, results of operations and other information purported to be shown therein, at the date and for the respective periods to which they apply. The interim financial statements of GLOBAL, consisting of its Balance Sheets as at December 31, 1999, December 31, 2000 and March 31, 2001, and its Statements of Income (Loss) for the years ended December 31, 1999 and December 31, 2000 and for the three months ended March 31, 2001, which have been delivered to IMSCO and TURFCLUB (the "GLOBAL Financial Statements"), fairly present the financial position, results of operations and other information purported to be shown therein of GLOBAL, at the date and for the respective periods to which they apply. All such financial statements have been, or will be, prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been or will be adjusted for all normal and recurring accruals and are incorporated herein by reference.

                  2.8 MATERIAL ADVERSE CHANGE. There has not been, and on the Effective Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of GLOBAL from that set forth in the GLOBAL Financial Statements.

                  2.9 ORDINARY COURSE OF BUSINESS. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving GLOBAL since March 31, 2001 in an amount in excess of $50,000.

                  2.10 LIABILITIES; CLAIMS. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against GLOBAL (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the GLOBAL Financial Statements, other than (i) liabilities incurred in the ordinary course of business since March 31, 2001, (ii) taxes accrued on earnings since March 31, 2001 which are not yet due or payable, or (iii) liabilities which do not exceed $10,000.

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                  2.11 TAX RETURNS. All federal, state, county and local income, excise, property and other tax returns required to be filed by GLOBAL have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the GLOBAL Financial Statements. The federal income tax returns and state and foreign income tax returns of GLOBAL have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to GLOBAL or any of its operations or businesses. There are no pending, or to the knowledge of GLOBAL, threatened, tax claims or assessments, and there are no pending, or to the knowledge of GLOBAL, threatened, tax examinations by any taxing authorities. GLOBAL has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of GLOBAL, for any year.

                  2.12 TITLE TO ASSETS. Except as provided for in the GLOBAL Financial Statements, GLOBAL, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned by GLOBAL, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the GLOBAL Financial Statements. GLOBAL is the owner of its inventory as set forth in the GLOBAL Financial Statements and has good and marketable title thereto. Such inventory is in all material respects clean, current and saleable in the ordinary course of business.

                  2.13 ACCOUNTS RECEIVABLE. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by GLOBAL in the ordinary course of business and, except as reserved for in the Financial Statements, are collectable in the ordinary course of business.

                  2.14 MATERIAL CONTRACTS. A copy (or summary if oral) of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which GLOBAL is or on the Effective Date will be, a party, or from which GLOBAL will receive substantial benefits and which are material to GLOBAL (collectively, "GLOBAL Contracts"), have been delivered to IMSCO and TURFCLUB. Any GLOBAL Contracts entered into between the date hereof and the Effective Date will be delivered to IMSCO and TURFCLUB prior to Closing. GLOBAL is not now, nor will be on the Effective Date, in material default under any GLOBAL Contract. The validity and enforceability of, and rights of GLOBAL contained in, each such GLOBAL Contract shall not be adversely effected by the Merger or the transactions contemplated hereby or any actions taken in furtherance hereof.

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                  2.15 LEGAL PROCEEDINGS. There are, and on the Effective Date
there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to GLOBAL's knowledge, threatened, involving GLOBAL, individually or in the aggregate in which an unfavorable determination could result in suspension or termination of GLOBAL's business or authority to conduct such business in any jurisdiction or could result in the payment by GLOBAL of more than $10,000, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to GLOBAL's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. GLOBAL is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of GLOBAL.

                  2.16 CERTAIN TRANSACTIONS. Since March 31, 2000 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, directors or shareholders of GLOBAL, (ii) no loans made to or any other transactions with any of the officers, directors or shareholders of GLOBAL or their families and (iii) no dividends or other distributions declared or paid by GLOBAL.

                  2.17 INSURANCE. GLOBAL has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to GLOBAL, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been delivered to IMSCO and TURFCLUB. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and GLOBAL has not received any notice of cancellation of any such policies.

                  2.18 INTELLECTUAL PROPERTY. GLOBAL has, and on the Effective Date will have, no patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property. GLOBAL does not have knowledge of any infringements by it of any third party's intellectual property.

                  2.19 COMPLIANCE WITH LAWS. Since its inception, GLOBAL has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, GLOBAL is not in violation of any federal, state or local environmental law or regulation.

                  2.20 RELATED PARTY CONTRACTS. There are, and on the Effective Date there will be, no loans, leases or other GLOBAL Contracts outstanding between GLOBAL and any of its officers, directors or any person related to or affiliated with any such officers or directors.

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                  2.21 OFFICER AND DIRECTOR INFORMATION. During the past five year period neither GLOBAL, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by GLOBAL to become an officer or director of either GLOBAL, TURFCLUB or IMSCO or any successor entity or subsidiary, has been the subject of:

                           (a) a petition under the Federal bankruptcy laws or
any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of GLOBAL or such person, or any partnership in which GLOBAL or any such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which GLOBAL or any such person was an executive officer at or within two years before the time of such filing;

                           (b) a conviction in a criminal proceeding or a named
subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

                           (c) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining GLOBAL or any such person from, or otherwise limiting, the following activities:

                               (i) Acting as a futures commission merchant,
introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

                               (ii) Engaging in any type of business practice;
or

                               (iii) Engaging in any activity in connection with
the purchase or sale of any security or commodity or in connection with any violation of Federal, state or other securities laws or commodities laws;

                           (d) any order, judgment or decree, not subsequently
reversed, suspended or vacated, of any Federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of GLOBAL or any such person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

                           (e) a finding by a court of competent jurisdiction in
a civil action or by the Securities and Exchange Commission (the "Commission") to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

                           (f) a finding by a court of competent jurisdiction in
a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. All items described in clauses (a) through (f) above are collectively referred to herein as "Bad Events."

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                  2.22 BENEFIT PLANS. GLOBAL does not have any pension plan, profit sharing or similar employee benefit plan.

                  2.23 CONSENTS AND APPROVALS. Except for the consent and approval of the shareholders of GLOBAL and the filing of the GLOBAL Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by GLOBAL of this Agreement and (ii) the consummation by GLOBAL of the GLOBAL Merger and by GLOBAL of all other transactions contemplated hereby.

                  2.24 FINDER'S FEES. GLOBAL knows of no person who rendered any service in connection with the introduction of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco and TURFCLUB to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby except for Rick Schweiger who will receive 4,800 IMSCO Series B Preferred Shares as a finder's fee in connection with the Mergers.

                  2.25 EMPLOYEE MATTERS. No employees of GLOBAL are on strike or to the best of their knowledge threatening any strike or work stoppage. GLOBAL does not have any obligations under any collective bargaining or labor union agreements nor is GLOBAL involved in any material controversy with any of its employees or any organization representing any of its employees. GLOBAL believes its relationships with its employees are good.

                  2.26 DISCLOSURE. None of the information supplied or to be supplied by or about GLOBAL herein or for inclusion or incorporation by reference in any information to be supplied to holders of IMSCO Common Stock or TURFCLUB Common Stock concerning the Merger, or to offerees with respect to the IMSCO Private Placement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF TURFCLUB. TURFCLUB represents, warrants and covenants as follows, except to the extent set forth on the schedule of exceptions in the form of SCHEDULE B annexed hereto and made a part hereof ("TURFCLUB Schedule of Exceptions"):

                  3.1 ORGANIZATION; CAPITALIZATION. TURFCLUB is, and on the effective date of the Merger (the "Effective Date") will be, a duly organized and a validly existing corporation in good standing under the laws of its state of incorporation and in such other jurisdictions as it is qualified to do business. There are issued and outstanding, and on the Effective Date there will be issued and outstanding, only the Outstanding TURFCLUB Common Shares and Outstanding TURFCLUB Preferred Shares, all of which are, and on the Effective Date will be, duly authorized, validly issued, fully paid and nonassessable. There are, and on the Effective Date there will be no outstanding rights, options or warrants to purchase any equity interest in TURFCLUB, including but not limited to any common stock of TURFCLUB and there will be no other or any other issued or outstanding securities of any nature convertible into or


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exercisable or exchangeable for common stock of TURFCLUB. The Outstanding
TURFCLUB Common Shares and Outstanding TURFCLUB Preferred Shares have all been issued pursuant to an appropriate exemption from the registration requirements of the Securities Act and from any applicable registration requirements of the various states.

                  3.2 AUTHORITY. TURFCLUB has, and on the Effective Date will have, full power and authority to enter into this Agreement and, subject to any required shareholder or other third party approval in accordance with the laws of the State of Delaware, to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of TURFCLUB and, prior to the Closing, by the shareholders of TURFCLUB.

                  3.3 BINDING AGREEMENT. This Agreement has been duly executed and delivered by TURFCLUB and constitutes the legal, valid and binding obligation of TURFCLUB, enforceable against it in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.4 NO CONFLICTS. The execution and delivery by TURFCLUB of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by TURFCLUB will not conflict with, result in a breach of or constitute or give rise to a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which TURFCLUB is now a party or by which it or any of its assets or properties are bound; (ii) the Articles of Incorporation, as amended, or the By-laws of TURFCLUB, in each case as amended; or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over TURFCLUB or any of its business or properties wherein such breach could have a material adverse effect on TURFCLUB or any of its business or properties.

                  3.5 SUBSIDIARIES. TURFCLUB does not have, and on the Effective Date will not have, any subsidiaries, nor does it own any direct or indirect interest in any other business entity.

                  3.6 FOREIGN QUALIFICATIONS. TURFCLUB is, and on the Effective Date will be, qualified or licensed as a foreign corporation in all jurisdictions where its business or ownership of assets so requires, except where the failure to be qualified or licensed would not have a material adverse effect on the business of TURFCLUB. The business of TURFCLUB does not require it to be registered as an investment company or investment adviser, as such terms are defined under the Investment Company Act of 1940 and the Investment Advisers Act of 1940, each as amended.

                  3.7 FINANCIAL STATEMENTS. Within seventy (70) days of the TURFCLUB Effective Time, TURFCLUB shall deliver to IMSCO the financial statements of TURFCLUB, consisting of its Balance Sheet as at December 31, 2000, its Statement of Income (Loss) for the fiscal years ended December 31, 2000 and 1999, its Statement of Stockholders' Equity for the years ended December 31,


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2000 and 1999, and its Statements of Cash Flows for the years ended December 31,
2000 and 1999, which shall have been audited by independent public accountants and shall fairly present the financial position, results of operations and other information purported to be shown therein, at the date and for the respective periods to which they apply. The interim financial statements of TURFCLUB, consisting of its Balance Sheets as at December 31, 1999, December 31, 2000 and March 31, 2001, and its Statements of Income (Loss) for the years ended December 31, 1999 and December 31, 2000 and for the three months ended March 31, 2001, which have been delivered to IMSCO and GLOBAL ("TURFCLUB Financial Statements"), fairly present the financial position, results of operations and other information purported to be shown therein of TURFCLUB, at the date and for the respective periods to which they apply. All such financial statements have been, or will be, prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved, and have been, or will be, adjusted for all normal and recurring accruals and are incorporated herein by reference.

                  3.8 MATERIAL ADVERSE CHANGE. There has not been, and on the Effective Date there will not have been in the aggregate, any material adverse change in the condition, financial or otherwise, of TURFCLUB from that set forth in the TURFCLUB Financial Statements.

                  3.9 ORDINARY COURSE OF BUSINESS. Except for transactions occurring in the ordinary course of business, there has not been, and on the Effective Date there will not have been, any transactions involving TURFCLUB since March 31, 2001 in an amount in excess of $50,000.

                  3.10 LIABILITIES; CLAIMS. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against TURFCLUB (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the Financial Statements, other than (i) liabilities incurred in the ordinary course of business, (ii) taxes accrued on earnings since March 31, 2001 which are not yet due or payable, or (iii) liabilities which do not exceed $10,000.

                  3.11 TAX RETURNS. All federal, state, county and local income, excise, property and other tax returns required to be filed by TURFCLUB have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the TURFCLUB Financial Statements. The federal income tax returns and state and foreign income tax returns of TURFCLUB have not been audited by the Internal Revenue Service ("IRS") or any other taxing authority within the past five (5) years. Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to TURFCLUB or any of its operations or businesses. There are no pending, or to the knowledge of TURFCLUB, threatened, tax claims or assessments, and there are no pending, or to the knowledge of TURFCLUB, threatened, tax examinations by any taxing authorities. TURFCLUB has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of TURFCLUB, for any year.

                  3.12 TITLE TO ASSETS. Except as provided for in the TURFCLUB Financial Statements, TURFCLUB, has, and on the Effective Date will have, good and marketable title to all of its furniture, fixtures, equipment and other assets owned by TURFCLUB, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature, except as set forth in the TURFCLUB Financial Statements. TURFCLUB is the owner of its inventory as set forth in the TURFCLUB Financial Statements and each has good and marketable title thereto. Such inventory is in all material respects clean, current and saleable in the ordinary course of business.

                  3.13 ACCOUNTS RECEIVABLE. The accounts receivable as set forth in the Financial Statements represent amounts due for goods sold or services rendered by TURFCLUB in the ordinary course of business and, except as reserved for in the Financial Statements, are collectable in the ordinary course of business.

                  3.14 MATERIAL CONTRACTS. A copy (or summary if oral) of all agreements, contracts, arrangements, understandings and commitments, whether written or oral, to which TURFCLUB, is or on the Effective Date will be, a party, or from which TURFCLUB will receive substantial benefits and which are material to TURFCLUB (collectively, "TURFCLUB Contracts"), have been delivered to IMSCO and TURFCLUB. A list of such TURFCLUB Contracts is set forth on the TURFCLUB Schedule of Exceptions, which such Schedule shall be amended at the Effective Date to reflect any TURFCLUB Contracts entered into between the date hereof and the Effective Date. TURFCLUB is not now, nor will be on the Effective Date, in material default under any TURFCLUB Contract. The validity and enforceability of, and rights of TURFCLUB contained in, each such TURFCLUB Contract shall not be adversely effected by the Mergers or the transactions contemplated hereby or any actions taken in furtherance hereof.

                  3.15 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to TURFCLUB's knowledge, threatened, involving TURFCLUB, individually or in the aggregate in which an unfavorable determination could result in suspension or termination of TURFCLUB's business or authority to conduct such business in any jurisdiction or could result in the payment by TURFCLUB of more than $10,000, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to TURFCLUB's best knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation. TURFCLUB is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of TURFCLUB.

                  3.16 CERTAIN TRANSACTIONS. Since March 31, 2000 there have been, and through the Effective Date there will be (i) no bonuses or extraordinary compensation to any of the officers, directors or shareholders of TURFCLUB, (ii) no loans made to or any other transactions with any of the officers, directors or shareholders of TURFCLUB or their families, and (iii) no dividends or other distributions declared or paid by TURFCLUB.

                  3.17 INSURANCE. TURFCLUB has, and on the Effective Date will have, maintained casualty and liability policies and other insurance policies with respect to its business which are appropriate and customary for businesses similar in size, industry and risk profile. Copies of all of the policies of insurance and bonds presently in force with respect to TURFCLUB, including without limitation those covering properties, buildings, machinery, equipment, worker's compensation, officers and directors and public liability, have been delivered to IMSCO and GLOBAL. All such insurance is outstanding and in full force and effect, with all premiums thereon duly paid, and TURFCLUB has not received any notice of cancellation of any such policies.

                  3.18 INTELLECTUAL PROPERTY. TURFCLUB has, and on the Effective Date will have, no patents, patent applications, trademarks, trademark registrations or applications, trade names, copyrights, copyright registrations or applications, or other intellectual property. TURFCLUB does not have knowledge of any infringements by it of any third party's intellectual property.

                  3.19 COMPLIANCE WITH LAWS. Since its inception, TURFCLUB has, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, TURFCLUB is not in violation of any federal, state or local environmental law or regulation.

                  3.20 RELATED PARTY CONTRACTS. There are, and on the Effective Date there will be, no loans, leases or other TURFCLUB Contracts outstanding between TURFCLUB and any of its officers, directors or any person related to or affiliated with any such officers or directors.

                  3.21 OFFICER AND DIRECTOR INFORMATION. During the past five year period neither TURFCLUB, nor any of its officers or directors, nor any person intended upon consummation of the Merger to be nominated by TURFCLUB to become an officer or director of either TURFCLUB, GLOBAL or IMSCO or any successor entity or subsidiary, has been the subject of any Bad Events.

                  3.22 BENEFIT PLANS. TURFCLUB does not have any pension plan, profit sharing or similar employee benefit plan.

                  3.23 CONSENTS AND APPROVALS. Except for the consent and approval of the shareholders of TURFCLUB and the filing of the TURFCLUB Agreement of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by TURFCLUB of this Agreement and
(ii) the consummation by TURFCLUB of the TURFCLUB Merger and by TURFCLUB of all other transactions contemplated hereby.

                  3.24 FINDER'S FEES. TURFCLUB knows of no person who rendered any service in connection with the introduction of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco and TURFCLUB to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby except for Rick Schweiger who will receive 4,800 IMSCO Series B Preferred Shares as a finder's fee in connection with the Mergers.

                  3.25 EMPLOYEE MATTERS. No employees of TURFCLUB are on strike or to the best of their knowledge threatening any strike or work stoppage. TURFCLUB does not have any obligations under any collective bargaining or labor union agreements nor is TURFCLUB involved in any material controversy with any of its employees or any organization representing any of its employees. TURFCLUB believes its relationships with its employees are good.

                  3.26 DISCLOSURE. None of the information supplied or to be supplied by or about TURFCLUB for inclusion or incorporation by reference in any information to be supplied to holders of IMSCO Common Stock or Global Common Stock concerning the Merger, or to offerees with respect to the IMSCO Private Placement, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         4. REPRESENTATIONS AND WARRANTIES OF GLOBAL MERGERCO. Global Mergerco represents and warrants as follows:

                  4.1 ORGANIZATION; CAPITALIZATION. Global Mergerco is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue only the Global Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Global Mergerco Shares, which shall be fully paid and nonassessable and all of which shall be owned by IMSCO. There are no, and on the Effective Date there will be no issued or outstanding options or warrants to purchase Global Mergerco Shares or any issued or outstanding securities of any nature convertible into Global Mergerco Shares, or any agreements or understandings to issue any Global Mergerco Shares, options or warrants.

                  4.2 AUTHORITY. Global Mergerco has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Global Mergerco.

                  4.3 NO BUSINESS ACTIVITY. Global Mergerco has been organized solely for the purpose of consummating the GLOBAL Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                  4.4 ISSUANCE OF SECURITIES. Since its inception, Global Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Global Mergerco Shares or any options, rights, warrants, or other securities convertible into Global Mergerco Shares, except for the issuance of the Global Mergerco Shares to IMSCO.

                  4.5 CONSENTS AND APPROVALS. Except for the consent and approval of the shareholders of GLOBAL and the Board of Directors and shareholder of Global Mergerco, and the filing of the GLOBAL Certificate of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Global Mergerco of this Agreement and (ii) the consummation by Global Mergerco of the GLOBAL Merger and the other transactions contemplated hereby.

                  4.6 NO CONFLICTS. The execution and delivery by Global Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Global Mergerco will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Global Mergerco is now a party or by which it or any of its assets or properties are bound or its Certificate of Incorporation, as amended, or the bylaws of Global Mergerco as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Global Mergerco or any of its businesses or properties.

                  4.7 SUBSIDIARIES. Global Mergerco has, and on the Effective Date will have, no subsidiaries.

                  4.8 FINANCIAL CONDITION. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Global Mergerco Shares to IMSCO, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the GLOBAL Merger, Global Mergerco has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever.

                  4.9 LIABILITIES. Global Mergerco has, and on the Effective Date will have no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Global Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

                  4.10 ASSETS. Global Mergerco has, and on the Effective Date will have no fixtures, furniture, equipment, inventory or accounts receivable.

                  4.11 CONTRACTS. Global Mergerco has, and on the Effective Date will have, no contracts and commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the GLOBAL Merger.

                  4.12 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Global Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Global Mergerco's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Global Mergerco. Global Mergerco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Global Mergerco.

                  4.13 EMPLOYEE MATTERS; RELATED PARTY TRANSACTIONS. Since the inception of Global Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Global Mergerco; (ii) no loans made to or any transactions with any officer or director of Global Mergerco; (iii) no dividends or other distributions declared or paid by Global Mergerco; and (iv) no purchase by Global Mergerco of any Global Mergerco Shares.

                  4.14 INTELLECTUAL PROPERTY. Global Mergerco has no patents, patent applications, trademarks, trademark registrations, tradenames, copyrights, copyright registrations or applications therefor.

                  4.15 COMPLIANCE WITH LAWS. Since its inception, Global Mergerco has, and on the Effective Date will have in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

                  4.16 OFFICER AND DIRECTOR INFORMATION. During the past five year period, no officer or director of Global Mergerco has been the subject of any Bad Events.

                  4.17 BENEFIT PLANS. Global Mergerco has no pension plan, profit sharing or similar employee benefit plan.

                  4.18 FINDER'S FEES. Global Mergerco knows of no person who rendered any service in connection with the introduction of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco or TURFCLUB to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby except for Rick Schweiger who will receive 4,800 IMSCO Series B Preferred Shares as a finder's fee in connection with the Mergers.

         5. REPRESENTATIONS AND WARRANTIES OF TURFCLUB MERGERCO. Turfclub Mergerco represents and warrants as follows:

                  5.1 ORGANIZATION; CAPITALIZATION. Turfclub Mergerco is, and on the Effective Date will be, a duly organized and validly existing corporation in good standing under the laws of the State of California, authorized to issue only the Turfclub Mergerco Shares. On the Effective Date there will be issued and outstanding all of the Turfclub Mergerco Shares, which shall be fully paid and nonassessable and all of which shall be owned by IMSCO. There are no, and on the Effective Date there will be no issued or outstanding options or warrants to purchase Turfclub Mergerco Shares or any issued or outstanding securities of any nature convertible into Turfclub Mergerco Shares, or any agreements or understandings to issue any Turfclub Mergerco Shares, options or warrants.

                  5.2 AUTHORITY. Turfclub Mergerco has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of Turfclub Mergerco.

                  5.3 NO BUSINESS ACTIVITY. Turfclub Mergerco has been organized solely for the purpose of consummating the TURFCLUB Merger and, since its inception, has had no business activity of any nature other than those related to its organization or as contemplated by this Agreement.

                  5.4 ISSUANCE OF SECURITIES. Since its inception, Turfclub Mergerco has not issued or committed itself to issue, and to the Effective Date will not issue or commit to issue, any Turfclub Mergerco Shares or any options, rights, warrants, or other securities convertible into Turfclub Mergerco Shares, except for the issuance of the Turfclub Mergerco Shares to IMSCO.

                  5.5 CONSENTS AND APPROVALS. Except for the consent and approval of the shareholders of TURFCLUB and the Board of Directors and shareholder of TURFCLUB Mergerco, and the filing of the TURFCLUB Agreement of Merger, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by Turfclub Mergerco of this Agreement and (ii) the consummation by Turfclub Mergerco of the TURFCLUB Merger and the other transactions contemplated hereby.

                  5.6 NO CONFLICTS. The execution and delivery by Turfclub Mergerco of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by Turfclub Mergerco will not conflict with, result in a breach of or constitute or give rise to a default under any indenture, mortgage, deed of trust or other agreement, instrument or contract to which Turfclub Mergerco is now a party or by which it or any of its assets or properties are bound or its Articles of Incorporation, as amended, or the bylaws of Turfclub Mergerco as amended, or any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Turfclub Mergerco or any of its businesses or properties.

                  5.7 SUBSIDIARIES. Turfclub Mergerco has, and on the Effective Date will have, no subsidiaries.

                  5.8 FINANCIAL CONDITION. Except for (i) the incurring of expenses of its organization, (ii) the issuance of the Turfclub Mergerco Shares to IMSCO, (iii) the incurring of expenses relating to this Agreement and the consummation of the transactions contemplated by this Agreement, and (iv) the consummation of the TURFCLUB Merger, Turfclub Mergerco has had, and on the Effective Date will have had, no business and no financial or other transactions of any nature whatsoever.

                  5.9 LIABILITIES. Turfclub Mergerco has, and on the Effective Date will have no liabilities (including, but not limited to, tax liabilities) nor are there, or on the Effective Date will there be, any claims against Turfclub Mergerco (whether such liabilities or claims are contingent or absolute, direct or indirect, and matured or unmatured) except for liabilities for its organization expenses or expenses incurred in connection with the Merger.

                  5.10 ASSETS. Turfclub Mergerco has, and on the Effective Date will have no fixtures, furniture, equipment, inventory or accounts receivable.

                  5.11 CONTRACTS. Turfclub Mergerco has, and on the Effective Date will have, no contracts and commitments to which it is, or on the Effective Date will be, a party, except for this Agreement and other documents and instruments contemplated hereby in connection with the TURFCLUB Merger.

                  5.12 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Turfclub Mergerco, or challenging the validity or propriety of the transactions contemplated by this Agreement and, to Turfclub Mergerco's best knowledge, there is no reasonable basis for any other proceeding, claim, action or governmental investigation against Turfclub Mergerco. Turfclub Mergerco is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of Turfclub Mergerco.

                  5.13 EMPLOYEE MATTERS; RELATED PARTY TRANSACTIONS. Since the inception of Turfclub Mergerco there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of Turfclub Mergerco; (ii) no loans made to or any transactions with any officer or director of Turfclub Mergerco; (iii) no dividends or other distributions declared or paid by Turfclub Mergerco; and (iv) no purchase by Turfclub Mergerco of any Turfclub Mergerco Shares.

                  5.14 INTELLECTUAL PROPERTY. Turfclub Mergerco has no patents, patent applications, trademarks, trademark registrations, tradenames, copyrights, copyright registrations or applications therefor.

                  5.15 COMPLIANCE WITH LAWS. Since its inception, Turfclub Mergerco has, and on the Effective Date will have in all material respects conducted its affairs in compliance with all applicable laws, rules and regulations.

                  5.16 OFFICER AND DIRECTOR INFORMATION. During the past five year period, no officer or director of Turfclub Mergerco has been the subject of any Bad Events.

                  5.17 BENEFIT PLANS. Turfclub Mergerco has no pension plan, profit sharing or similar employee benefit plan.

                  5.18 FINDER'S FEES. Turfclub Mergerco knows of no person who rendered any service in connection with the introduction of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco or TURFCLUB to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby except for Rick Schweiger who will receive 4,800 IMSCO Series B Preferred Shares as a finder's fee in connection with the Mergers.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF IMSCO. IMSCO represents, warrants and covenants as follows, except to the extent set forth in the Schedule of Exceptions in the form of SCHEDULE C annexed hereto and made part hereof ("IMSCO Schedule of Exceptions"):

                  6.1 ORGANIZATION; CAPITALIZATION. IMSCO is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 15,000,000 shares of IMSCO Common Stock and 1,000,000 shares of IMSCO Preferred Stock. Prior to the Effective Date, IMSCO shall designate a series of 850,000 shares IMSCO Preferred Stock as "Series B Preferred Shares" and 150,000 shares of IMSCO Preferred Stock as

"Series C Preferred Shares" which shall have the rights, preferences and privileges substantially as set forth on the Certificate of Designations in the form annexed hereto as EXHIBIT C ("Certificate of Designations"). On the Effective Date, there will be issued and outstanding no more than 15,000,000 shares of IMSCO Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. On the Effective Date, there will be issued and outstanding no shares of IMSCO Preferred Stock. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of IMSCO Common Stock or any issued or outstanding securities of any nature convertible into shares of IMSCO Common Stock other than the 15,000,000 shares of IMSCO Common Stock which are currently outstanding. There is no proxy or any other agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any shares of IMSCO Common Stock. The IMSCO Series B Preferred Shares issuable pursuant to the terms hereof, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. The IMSCO Series B Preferred Shares will be free of any liens or encumbrances, except for any restrictions imposed by federal or state securities laws.

                  6.2 BINDING AGREEMENT. This Agreement and the transactions contemplated hereby have been, or will be prior to the Effective Date, duly approved by the Board of Directors of IMSCO. This Agreement has been duly executed and delivered by IMSCO and constitutes the legal, valid and binding obligation of IMSCO enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  6.3 RECENT BUSINESS OPERATIONS. The business of IMSCO and the IMSCO Subsidiaries (as hereinafter defined) for at least the last one year has been limited to the search for an acquisition or merger partner and certain transactions described in its filings with the Commission (the "SEC Filings"), and except for transactions described in the SEC Filings, IMSCO and the IMSCO Subsidiaries have not engaged in any other business for at least the last one year.

                  6.4 FOREIGN QUALIFICATIONS. IMSCO is, and on the Effective Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of IMSCO does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.

                  6.5 SUBSIDIARIES. IMSCO has, and on the Effective Date will have, no subsidiaries, except for Global Mergerco and Turfclub Mergerco and those subsidiaries identified on the IMSCO Schedule of Exceptions (the "IMSCO Subsidiaries").

                  6.6 FINANCIAL STATEMENTS. The financial statements of IMSCO, consisting of its Balance Sheets as at December 31, 2000 and 1999, and its Statement of Operations for the fiscal years ended December 31, 2000 and 1999, its Statement of Stockholders' Equity as of December 31, 2000 and 1999, and its Statement of Cash Flows for the fiscal years ended December 31, 2000 and 1999, all together with accompanying notes, have been audited by independent public accountants, are complete and correct in all material respects, present fairly the financial position of IMSCO and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. The interim financial statements of IMSCO, consisting of its Balance Sheet as at March 31, 2001 and its Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows for the three-month period ending March 31, 2001 have been prepared in accordance with generally accepted accounting principles and have been adjusted for all normal and recurring accruals and present fairly the financial position of IMSCO and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. All the financial statements referenced herein regarding IMSCO are collectively referred to as the "IMSCO Financial Statements", all of which have been delivered to GLOBAL and TURFCLUB and are true and complete in all material respects.

                  6.7 NO ADVERSE CHANGES. There has not been, and on the Effective Date there will not have been, any material change in the financial condition of IMSCO and the IMSCO Subsidiaries from that set forth in the IMSCO Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement not to exceed $30,000.

                  6.8 LIABILITIES. There are, and on the Effective Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against IMSCO or the IMSCO Subsidiaries (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the IMSCO Financial Statements, except for (i) liabilities for expenses incurred relating to this Agreement and the consummation of the transactions contemplated hereby and (ii) liabilities and commitments incurred or made in the ordinary course of IMSCO's business or taxes incurred on earnings since March 31, 2001.

                  6.9 TAX RETURNS. All federal, state, county and local income, excise, property or other tax returns required to be filed by IMSCO and the IMSCO Subsidiaries have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefore has been set up in the IMSCO Financial Statements.

                  6.10 ASSETS. IMSCO and the IMSCO Subsidiaries have, and on the Effective Date will have, no fixtures, furniture, equipment, inventory or accounts receivable.

                  6.11 MATERIAL CONTRACTS. IMSCO and the IMSCO Subsidiaries have, and on the Effective Date will have, no material contracts to which it is, or on the Effective Date will be, a party, except as described in the IMSCO Financial Statements or the Form 10-KSB for the year ended December 31, 2000.

                  6.12 NO CONFLICTS. The execution and delivery by IMSCO of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by IMSCO will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which IMSCO or the IMSCO Subsidiaries is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation, as amended, or the bylaws of IMSCO, in each case as amended; or (iii) any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over IMSCO or the IMSCO Subsidiaries or any of their respective business or properties.

                  6.13 LEGAL PROCEEDINGS. There are, and on the Effective Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to IMSCO's knowledge threatened in writing, against IMSCO or any of the IMSCO Subsidiaries, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to IMSCO's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against IMSCO or any of the IMSCO Subsidiairies. IMSCO or any of the IMSCO Subsidiaries are not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of IMSCO.

                  6.14 CERTAIN TRANSACTIONS. Since January 1, 2000, other than as disclosed in the SEC Filings, there have been, and to the Effective Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of IMSCO or the IMSCO Subsidiaries; (ii) no loans made to or transactions with any officer or director of IMSCO or the IMSCO Subsidiaries; (iii) no dividends or other distributions declared or paid by IMSCO; and (iv) no purchase by IMSCO of any of the IMSCO Common Shares.

                  6.15 ISSUANCES OF SECURITIES. IMSCO has not, except as disclosed in the SEC Filings, issued or committed itself to issue, and to the Effective Date will not issue or commit itself to issue, any additional common shares or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement and in connection with the IMSCO Private Placement.

                  6.16 INTELLECTUAL PROPERTY. IMSCO and the IMSCO Subsidiaries have no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. IMSCO has no knowledge of any infringements by IMSCO or the IMSCO Subsidiaries it of any third party's intellectual property.

                  6.17 COMPLIANCE WITH LAWS. IMSCO and the IMSCO Subsidiaries have, and on the Effective Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations, except where the failure to so comply did not have and would not be expected to have a material adverse effect on its business or property. To the best of its knowledge, IMSCO and the IMSCO Subsidiaries are not in violation of any federal, state or local environmental law or regulation.

                  6.18 RELATED PARTY TRANSACTIONS. On the Effective Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) IMSCO or any of the IMSCO Subsidiaries and (ii) any officer or director of IMSCO or the IMSCO Subsidiaries or any person related to or affiliated with any officer or director of IMSCO or any of the IMSCO Subsidiaries.

                  6.19 OFFICERS AND DIRECTORS. During the past five year period, no current officer or director of IMSCO or the IMSCO Subsidiaries has been the subject of any Bad Event.

                  6.20 EMPLOYEE BENEFIT PLANS. IMSCO and the IMSCO Subsidiaries have no pension plan, profit sharing or similar employee benefit plans.

                  6.21 CONSENTS. Except for the consent and approval of the Board of Directors of IMSCO, GLOBAL, TURFCLUB, Global Mergerco and Turfclub Mergerco and the shareholders of GLOBAL and TRUFCLUB to the Mergers, the filing of the Certificates of Merger and the filing of Commission Form 8-K, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by IMSCO of this Agreement and (ii) the consummation of the Mergers and the other transactions contemplated hereby. IMSCO has, and on the Effective Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

                  6.22 FINDER'S FEES. IMSCO knows of no person who rendered any service in connection with the introduction of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco or TURFCLUB to any of the other Companies, for a "finder's fee" or similar type of fee in connection with the Mergers and the other transactions contemplated hereby except for Rick Schweiger who will receive 4,800 IMSCO Series B Preferred Shares as a finder's fee in connection with the Mergers.

                  6.23 EMPLOYEES. IMSCO and the IMSCO Subsidiaries have no employees.

                  6.24 DISCLOSURE. None of the information supplied or to be supplied by or about IMSCO or the IMSCO Subsidiaries to GLOBAL or TURFCLUB concerning the Merger contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         7. REPRESENTATIONS TO SURVIVE CLOSING. All of the representations, covenants and warranties contained in this Agreement (including all statements contained in any certificate or other instrument delivered by or on behalf of IMSCO, Global Mergerco, GLOBAL, Turfclub Mergerco or TURFCLUB pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing for a period of three (3) years from the Effective Date.

         8. SURVIVING CORPORATIONS. The surviving corporation in the GLOBAL Merger shall be GLOBAL. GLOBAL's name, identities, certificate of incorporation, by-laws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the GLOBAL Certificate of Merger. The surviving corporation in the TURFCLUB Merger shall be TURFCLUB. TURFCLUB's name, identities, certificate of incorporation, by-laws, existence, purposes, powers, objects, franchises, rights and immunities shall be unaffected and unimpaired by the Merger, except as described in the TURFCLUB Agreement of Merger.

         9. TREATMENT OF SHARES OF CONSTITUENT CORPORATIONS IN THE GLOBAL MERGER. The terms and conditions of the GLOBAL Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the applicableConstituent Corporations are as follows:

                  9.1 TREATMENT OF GLOBAL SHARES. The Outstanding GLOBAL Shares shall be converted by virtue of the GLOBAL Merger, and at the Effective Date, into 475,048 IMSCO Series B Preferred Shares, on the basis of .0340964 IMSCO Series B Preferred Shares for each Outstanding GLOBAL Share, without any action on the part of the holders thereof. After the Effective Date, each holder of Outstanding GLOBAL Shares prior to the Merger shall be entitled, upon surrender to receive from IMSCO a certificate representing the number of IMSCO Series B Preferred Shares to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such IMSCO Series B Preferred Shares. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented Outstanding GLOBAL Shares, shall be deemed for all corporate purposes to evidence ownership of IMSCO Series B Preferred Shares into which such Outstanding GLOBAL Shares shall have been converted. Upon such surrender, Outstanding GLOBAL Shares so surrendered shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist. Upon conversion, any fractional IMSCO Series B Preferred Shares resulting from conversion shall be preserved and shall not be rounded or cashed out.

                  9.2 TREATMENT OF GLOBAL WARRANTS. Up to1,903,743 existing warrants of GLOBAL entitling their holders to purchase GLOBAL common shares shall be replaced at Closing by warrants to purchase IMSCO Series B Preferred Shares on the same basis of conversion as set forth in Section 9.1 above.

                  9.3 TREATMENT OF GLOBAL OPTIONS. Up to 1,958,750 currently existing options to purchase GLOBAL Common Shares shall be replaced at closing by options to purchase IMSCO Series B Preferred Shares on the same basis of conversion as set forth in Section 9.1 above.

                  9.4 TREATMENT OF GLOBAL CONVERTIBLE DEBENTURES. Up to $187,500 of GLOBAL convertible debentures convertible into up to 4,000 GLOBAL Preferred Shares shall be convertible into IMSCO Series B Preferred Shares on the same basis of conversion as set forth in Section 9.1 above.

                  9.5 EXISTENCE OF GLOBAL MERGERCO. The separate existence and corporate organization of Global Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and GLOBAL shall become a wholly owned subsidiary of IMSCO.

         10. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION IN GLOBAL MERGER.
(a) On and after the Effective Date, GLOBAL, as the surviving corporation of the GLOBAL Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Global Mergerco; all debts due to Global Mergerco on whatever account shall be vested in GLOBAL; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Global Mergerco shall be as effectively the property of GLOBAL as they were of Global Mergerco; the title to any real estate by deed or otherwise in Global Mergerco shall not revert or be in any way impaired by reason of the GLOBAL Merger, but shall be vested in GLOBAL; all rights of creditors and all liens upon any property of Global Mergerco shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of Global Mergerco shall thenceforth attach to GLOBAL and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and GLOBAL shall indemnify and hold harmless IMSCO and the officers and directors of Global Mergerco against all such debts, liabilities, and duties, and against all claims and demands arising out of the GLOBAL Merger.

         11. TREATMENT OF SHARES OF CONSTITUENT CORPORATIONS IN THE TURFCLUB MERGER. The terms and conditions of the TURFCLUB Merger, the mode of carrying the same into effect, and the manner and basis of converting the securities of each of the applicable Constituent Corporations are as follows:

                  11.1 TREATMENT OF TURFCLUB SHARES. The Outstanding TURFCLUB Shares shall be converted by virtue of the TURFCLUB Merger, and at the Effective Date, into 194,416 IMSCO Series B Preferred Shares, on the basis of ..0111296 IMSCO Series B Preferred Shares for each Outstanding TURFCLUB Share, without any action on the part of the holders thereof. After the Effective Date, each holder of Outstanding TURFCLUB Shares prior to the TURFCLUB Merger shall be entitled upon surrender to receive from IMSCO a certificate representing the number of IMSCO Series B Preferred Shares to which such holder shall be entitled, which certificate shall contain any appropriate restrictive legend concerning the resale of such IMSCO Series B Preferred Shares. Until so surrendered, any outstanding certificates or other documentation which, prior to the Effective Date, represented Outstanding TURFCLUB Shares, shall be deemed for all corporate purposes to evidence ownership of IMSCO Series B Preferred Shares into which such Outstanding TURFCLUB Shares shall have been converted. Upon such surrender, Outstanding TURFCLUB Shares so surrendered shall no longer be outstanding and shall automatically be canceled and retired, and shall cease to exist. Upon conversion, any fractional IMSCO Preferred Shares resulting from conversion shall be preserved and shall not be rounded or cashed out.

                  11.2 TREATMENT OF TURFCLUB OPTIONS. Up to 2,600,000 currently existing options to purchase TURFCLUB Common Shares shall be replaced at closing by options to purchase IMSCO Series B Preferred Shares on the same basis of conversion as set forth in Section 11.1 above.

                  11.3 EXISTENCE OF TURFCLUB MERGERCO. The separate existence and corporate organization of Turfclub Mergerco, except insofar as it may be continued by statute, shall cease on Effective Date and TURFCLUB shall become a wholly owned subsidiary of IMSCO.

         12. RIGHTS AND LIABILITIES OF SURVIVING CORPORATION IN TURFCLUB MERGER.
(a) On and after the Effective Date, TURFCLUB, as the surviving corporation of the TURFCLUB Merger, shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal, and mixed, of Turfclub Mergerco; all debts due to Turfclub Mergerco on whatever account shall be vested in TURFCLUB; all claims, demands, property, rights, privileges, powers, franchises and every other interest of Turfclub Mergerco shall be as effectively the property of TURFCLUB as they were of Turfclub Mergerco; the title to any real estate by deed or otherwise in Turfclub Mergerco shall not revert or be in any way impaired by reason of the TURFCLUB Merger, but shall be vested in TURFCLUB; all rights of creditors and all liens upon any property of Turfclub Mergerco shall be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Date; all debts, liabilities, and duties of Turfclub Mergerco shall thenceforth attach to TURFCLUB and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and TURFCLUB shall indemnify and hold harmless IMSCO and the officers and directors of Turfclub Mergerco against all such debts, liabilities, and duties, and against all claims and demands arising out of the TURFCLUB Merger.

         13. FURTHER ASSURANCES OF TITLE. As and when requested by GLOBAL, or by any of its successors or assigns, Global Mergerco shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as GLOBAL may deem necessary or desirable in order to vest in and confirm to GLOBAL title to and possession of the property acquired by GLOBAL by reason or as a result of the GLOBAL Merger, and otherwise to carry out the intent and purposes hereof, and the officers and directors of GLOBAL and IMSCO are fully authorized in the name of GLOBAL or IMSCO or otherwise to take any and all such action. As and when requested by TURFCLUB, or by any of its successors or assigns, Turfclub Mergerco shall execute and deliver, or cause to be executed and delivered, all such deeds and instruments and will take or cause to be taken all such further action as TURFCLUB may deem necessary or desirable in order to vest in and confirm to TURFCLUB title to and possession of the property acquired by TURFCLUB by reason or as a result of the TURFCLUB Merger, and otherwise to carry out the intent and purposes hereof, and the officers and directors of TURFCLUB and IMSCO are fully authorized in the name of TURFCLUB or IMSCO or otherwise to take any and all such action.

         14. CONDITIONS OF OBLIGATIONS OF GLOBAL MERGERCO, TURFCLUB MERGERCO AND IMSCO. The obligation of Global Mergerco, Turfclub Mergerco and IMSCO to consummate the Mergers is subject to the following conditions prior to the Effective Date:

                  14.1 COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. That GLOBAL and TURFCLUB shall each be in compliance with their respective representations, warranties and covenants contained herein, and that Global Mergerco, Turfclub Mergerco and IMSCO shall each receive from GLOBAL and TURFCLUB certificates to such effect from the respective Presidents of GLOBAL and TURFCLUB as of the Effective Date.

                  14.2 LOSSES. Neither GLOBAL nor TURCLUB shall have suffered a loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of its respective business or materially affect adversely its respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

                  14.3 NO MATERIAL TRANSACTIONS. That no material transactions shall have been entered into by GLOBAL or TURFCLUB other than transactions in the ordinary course of business between March 31, 2001 and the Effective Date, other than as referred to in this Agreement or in the schedules annexed, except with the prior written consent of IMSCO.

                  14.4 NO MATERIAL ADVERSE CHANGE. Except as disclosed in this Agreement or in the schedules annexed hereto, that no material adverse change in the aggregate shall have occurred in the financial condition of GLOBAL or TURFCLUB since March 31, 2001.

                  14.5 DISPOSITION OF ASSETS. That none of the properties or assets of GLOBAL or TURFCLUB shall have been sold or otherwise disposed of other than in the ordinary course of business in accordance with past practice during such period, except with the prior written consent of IMSCO.

                  14.6 CONDITIONS. That GLOBAL and TURFCLUB shall each have performed and complied with the provisions and conditions of this Agreement on its respective part to be performed and complied with.

                  14.7 FILINGS AND APPROVALS. That all applicable filings and regulatory approvals required to be made or obtained by GLOBAL or TURFCLUB have been made or obtained.

                  14.8 BOARD OF SHAREHOLDER APPROVALS. That this Agreement and the transactions contemplated hereby shall have been approved by appropriate corporate action of GLOBAL and TURFCLUB and that the respective Board and shareholder votes and resolutions to that effect in form and substance reasonably satisfactory to IMSCO and its counsel have been delivered to IMSCO.

                  14.9 COMPLIANCE WITH SECURITIES LAWS. That there shall have been full compliance with the applicable securities or "blue sky" laws and regulations of any state or other governmental body having jurisdiction over the Mergers.

                  14.10 RIGHTS AND PREFERENCES OF IMSCO PREFERRED STOCK. The Board of Directors of IMSCO shall have adopted resolutions establishing the rights and preferences of the IMSCO Series B Preferred Shares as set forth on the Certificate of Designations and shall have filed the Certificate of Designations setting forth a copy of such resolutions as required by Section 151(g) of the Delaware General Corporation Law and such filing shall be effective.

                  14.11 PRIVATE PLACEMENT. That the IMSCO Private Placement shall have been consummated or shall be consummated contemporaneous with the Merger.

                  14.12 OPINIONS OF COUNSEL. That IMSCO shall have received opinions from counsel to GLOBAL and counsel to TURFCLUB, in customary form and in form and substance reasonably satisfactory to IMSCO's counsel.

                  14.13 INVESTMENT REPRESENTATION. That GLOBAL and TURFCLUB have obtained an instrument, in the form annexed hereto as EXHIBIT D, from not less than a majority of their respective shareholders including a representation that the IMSCO Series B Preferred Shares being acquired by such shareholders as a result of the transactions contemplated by this Agreement are being issued to such shareholders for investment purposes only and not with a view to, or sale in connection with, any distribution within the meaning of the Securities Act.

         Compliance with the provisions of Section 14 shall be evidenced by the respective certificates of the Presidents and Secretaries of GLOBAL and TURFCLUB.

         15. CONDITIONS OF OBLIGATIONS OF GLOBAL. The obligations of GLOBAL to consummate the GLOBAL Merger are subject to the following conditions prior to the Effective Date:

                  15.1 COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. That Global Mergerco, Turfclub Mergerco, IMSCO and TURFCLUB are in compliance with their respective representations, warranties and covenants contained herein, and that GLOBAL shall receive from each of Global Mergerco, Turfclub Mergerco, IMSCO and TURFCLUB a certificate to such effect from their respective Presidents as of the Effective Date.

                  15.2 LOSSES. That Global Mergerco, Turfclub Mergerco, IMSCO and TURFCLUB shall not have suffered any loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially affect adversely their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

                  15.3 NO MATERIAL TRANSACTIONS. That no material transactions shall have been entered into by Global Mergerco, Turfclub Mergerco, IMSCO or TURFCLUB other than transactions in the ordinary course of business since March 31, 2001, other than as referred to in this Agreement or in connection herewith, except with the prior written consent of GLOBAL.

                  15.4 NO MATERIAL ADVERSE CHANGE. That no material adverse change shall have occurred in the financial condition of Global Mergerco, Turfclub Mergerco, IMSCO or TURFCLUB since March 31, 2001 other than as referred to in this Agreement.

                  15.5 DISPOSAL OF ASSETS. That none of the properties or assets of Global Mergerco, Turfclub Mergerco, IMSCO or TURFCLUB shall have been sold or otherwise disposed of other than in the ordinary course of business March 31, 2001, except with the written consent of GLOBAL.

                  15.6 COMPLIANCE WITH CONDITIONS. That Global Mergerco, Turfclub Mergerco, IMSCO and TURCLUB shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

                  15.7 FILINGS AND APPROVALS. That all applicable filings and regulatory approvals required to be made or obtained by IMSCO or TURFCLUB have been made or obtained.

                  15.8 RIGHTS AND PREFERENCES OF IMSCO PREFERRED STOCK. The Board of Directors of IMSCO shall have adopted resolutions establishing the rights and preferences of the IMSCO Preferred Stock as set forth on the Certificate of Designations and shall have filed the Certificate of Designations setting forth a copy of such resolutions as required by Section 151(g) of the Delaware General Corporation Law and such filing shall have become effective.

                  15.9 BOARD RESIGNATIONS. That IMSCO shall have held a meeting of its Board of Directors at which meeting all of its directors shall have resigned seriatim and the persons designated by GLOBAL and TURFCLUB shall have been elected as directors of IMSCO, all subject to the consummation of the Mergers.

                  15.10 PRIVATE PLACEMENT. That the IMSCO Private Placement shall have been consummated or shall be consummated contemporaneous with the Merger.

                  15.11 OPINIONS. That GLOBAL shall have received opinions from counsel to Global Mergerco, Turfclub Mergerco, IMSCO and TURFCLUB in customary form and in form and substance reasonably satisfactory to GLOBAL's counsel.

         Compliance with the provisions of this Section 15 shall be evidenced by the certificates of the respective Presidents and Secretaries of each of Global Mergerco, Turfclub Mergerco, IMSCO and TURFCLUB to be delivered at Closing.

         16. CONDITIONS OF OBLIGATIONS OF TURFCLUB. The obligations of TURFCLUB to consummate the TURFCLUB Merger are subject to the following conditions prior to the Effective Date:

                  16.1 COMPLIANCE WITH REPRESENTATIONS AND WARRANTIES. That Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL are in compliance with their respective representations, warranties and covenants contained herein, and that TURFCLUB shall receive from each of Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL a certificate to such effect from their respective Presidents as of the Effective Date.

                  16.2 LOSSES. That Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL shall not have suffered any loss on account of fire, flood, accident, or other calamity of such a character as to interfere materially with the continuous operation of their respective businesses or materially affect adversely their respective condition, financial or otherwise, regardless of whether or not such loss shall have been insured.

                  16.3 NO MATERIAL TRANSACTIONS. That no material transactions shall have been entered into by Global Mergerco, Turfclub Mergerco, IMSCO or GLOBAL other than transactions in the ordinary course of business since March 31, 2001, other than as referred to in this Agreement, except with the prior written consent of TURFCLUB.

                  16.4 NO MATERIAL ADVERSE CHANGE. That no material adverse change shall have occurred in the financial condition of Global Mergerco, Turfclub Mergerco, IMSCO or GLOBAL since March 31, 2001 other than as referred to in this Agreement.

                  16.5 DISPOSAL OF ASSETS. That none of the properties or assets of Global Mergerco, Turfclub Mergerco, IMSCO or GLOBAL shall have been sold or otherwise disposed of other than in the ordinary course of business March 31, 2001, except with the written consent of TURFCLUB.

                  16.6 COMPLIANCE WITH CONDITIONS. That Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL shall each have performed and complied with the provisions and conditions of this Agreement on its part to be performed and complied with.

                  16.7 FILINGS AND APPROVALS. That all applicable filings and regulatory approvals required to be made or obtained by IMSCO or GLOBAL have been made or obtained.

                  16.8 RIGHTS AND PREFERENCES OF IMSCO PREFERRED STOCK. The Board of Directors of IMSCO shall have adopted resolutions establishing the rights and preferences of the IMSCO Preferred Stock as set forth on the Certificate of Designations and shall have filed the Certificate of Designations setting forth a copy of such resolutions as required by Section 151(g) of the Delaware General Corporation Law and such filing shall be effective.

                  16.9 BOARD RESIGNATIONS. That IMSCO shall have held a meeting of its Board of Directors at which meeting all of its directors shall have resigned seriatim and the persons designated by GLOBAL and TURFCLUB shall have been elected as directors of IMSCO, all subject to the consummation of the Mergers.

                  16.10 PRIVATE PLACEMENT. That the IMSCO Private Placement shall have been consummated or shall be consummated contemporaneous with the Mergers.

                  16.11 OPINIONS. That TURFCLUB shall have received opinions from counsel to Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL in customary form and in form and substance reasonably satisfactory to TURFCLUB's counsel.

         Compliance with the provisions of this Section 16 shall be evidenced by the certificates of the respective Presidents and Secretaries of each of Global Mergerco, Turfclub Mergerco, IMSCO and GLOBAL to be delivered at Closing.

         17. POST CLOSING COVENANTS.

                  17.1 AMENDMENT OF IMSCO CERTIFICATE OF INCORPORATION. Promptly following the Closing, IMSCO shall prepare and file preliminary proxy materials to be sent to the shareholders of IMSCO and call a meeting of the shareholders of IMSCO (the "Special Meeting") to be held not later than 60 days after the Closing, for the purpose of amending IMSCO's Certificate of Incorporation to increase its authorized common stock to 50,000,000 shares, to effect a one-for-four reverse stock split and to change its corporate name to name approved by Miller and Muehlbauer. IMSCO shall use its best efforts to promptly and substantively respond to any Commission comments to such preliminary proxy materials and to file with the Commission and mail to IMSCO shareholders definitive proxy materials as soon as practicable thereafter.

                  17.2 APPRAISAL RIGHTS AND DISSENTERS' RIGHTS. Following the Closing, GLOBAL shall comply with the appraisal rights provisions of the Delaware General Corporation Law and TURFCLUB shall comply with the dissenters' rights provisions of the California General Corporation Law.

                  17.3 REGISTRATION RIGHTS. Following the Closing, IMSCO shall provide piggyback registration rights covering 500,000 shares of IMSCO Common Stock to be acquired by Neil Hadfield upon conversion of IMSCO Series B Preferred Shares acquired by Neil Hadfield pursuant to the TURFCLUB Merger and 2,400 of the shares of IMSCO Common Stock to be acquired by Rick Schweiger as a finder's fee in connection with the Merger.

         18. COVENANTS OF PRINCIPAL SHAREHOLDERS OF GLOBAL AND TURFCLUB.

                  18.1 AMENDMENT OF IMSCO CERTIFICATE OF INCORPORATION. Miller, Root and Muehlbauer each agree that they will vote all shares of IMSCO capital stock beneficially owned or controlled by them in favor of the amendment of IMSCO's Certificate of Incorporation to increase its authorized common stock to 50,000,000 shares, to effect a one-for-four reverse stock split and to change its corporate name to a name approved by Miller and Muehlbauer.

                  18.2 ELECTION OF DIRECTOR. Miller, Root and Muehlbauer each agree that, for a period of two years following the Closing, they will vote all shares of IMSCO capital stock beneficially owned or controlled by them in favor of the election a person chosen by Timothy J. Keating, and reasonably acceptable to the IMSCO Board of Directors, as a member of the Board of Directors of IMSCO. The person initially chosen by Timothy J. Keating to be elected as a member of the Board of Directors of IMSCO, and who is acceptable to the IMSCO Board of Directors, is Kevin R. Keating.

                  18.3 NO REGISTRATION FOR PRINCIPAL SHAREHOLDERS. Miller, Root and Muehlbauer each agree that, for a period of one year following the Closing, they will not register, have registered on their behalf or seek registration under the Securities Act of 1933, as amended, of the IMSCO Common Stock or other IMSCO capital stock beneficially owned or controlled by them or vote in favor of IMSCO filing a registration statement covering any shares of IMSCO Common Stock or other IMSCO capital stock beneficially owned or controlled by them.

         19. MANAGEMENT REGISTRATION RIGHTS. If applicable regulatory authorities shall determine that any IMSCO Shares (the "IMSCO Management Shares") beneficially owned by Timothy J. Keating, hereinafter referred to as "IMSCO Management," may not be sold in the public market pursuant to Rule 144 under the Securities Act even after applicable holding periods, such member of IMSCO Management shall receive one demand registration right. Additionally, if after the Effective Date IMSCO shall determine to proceed with the preparation and filing of a registration statement pursuant to the Securities Act, in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other similar limited purpose form), IMSCO will give written notice of its determination to the IMSCO Management. Upon receipt of a written request


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

from the IMSCO Management within thirty (30) days after receipt of any such notice, IMSCO will, except as herein provided, cause all of the IMSCO Management Shares to be included in such registration statement, all to the extent required to permit the sale or other disposition by IMSCO Management of the IMSCO Management Shares. If any registration pursuant hereto shall be underwritten in whole or in part, IMSCO may require that the IMSCO Management Shares requested for inclusion hereunder be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event the IMSCO Management Shares requested for inclusion pursuant hereto, together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by IMSCO or interfere with the successful marketing of the securities offered by IMSCO, IMSCO will include in such registration the number of IMSCO Management Shares which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all holders request be included in the registration, provided that any shares of IMSCO Common Stock proposed to be included in such registration statement that are owned by the then-directors or officers of IMSCO shall be excluded on a pari passu basis with the IMSCO Management Shares. The obligation of IMSCO hereunder shall be unlimited as to the number of registration statements to which it applies. Costs and expenses with respect to any registration hereunder shall be borne by IMSCO. Notwithstanding that the IMSCO Management Shares will be registered and immediately available for sale, any IMSCO Management Shares which are not being sold through underwriters of an IMSCO public offering shall be sold only in amounts which would be permitted by the volume limitations of Rule 144 under the Securities Act.

         20. ABANDONMENT. This Agreement and the Merger may be abandoned (a) by any of the Companies, acting by its Board of Directors, at any time prior to its adoption by the shareholders of such Company, as provided by law, (b) by any of the Companies, acting by its Board of Directors by written notice to the other parties hereto, at any time in the event of the failure of any condition in favor of such entity as to which the consummation of the Merger is subject, or
(c) by the consent of all the Companies, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the Effective Date. In the event of abandonment of this Agreement, the same shall become wholly void and of no effect, and there shall be no further liability or obligation hereunder on the part of any of the Companies, their respective Boards of Directors or any other party to this Agreement.

         21. CLOSING OR TERMINATION. In the event the Closing of this Agreement shall not take place by July 31, 2001, due to failure of any condition of closing required herein, then any party shall have the right to terminate this Agreement, in which event no party shall have any further right or obligation as against any other. If GLOBAL or TURFCLUB shall fail to close for any reason other than failure of any condition of closing required herein to be performed on the part of IMSCO, then GLOBAL and TURFCLUB shall each pay to IMSCO one-half of the reasonable costs for legal fees incurred in connection with the proposed Merger and IMSCO Private Placement, such sum not to exceed $30,000.

         22. DELIVERY OF CORPORATE PROCEEDINGS OF IMSCO, GLOBAL MERGERCO AND TURFCLUB MERGERCO. At the Closing, IMSCO, Global Mergerco and Turfclub Mergerco shall deliver to counsel for GLOBAL and TURFCLUB the originals of all of the corporate proceedings of IMSCO, Global Mergerco and Turfclub Mergerco, duly certified by their respective Secretaries, relating to this Agreement.

         23. DELIVERY OF CORPORATE PROCEEDINGS OF GLOBAL AND TURFCLUB. At the Closing, GLOBAL and TURFCLUB shall each deliver to counsel for IMSCO, Global Mergerco and Turfclub Mergerco the originals of all of the corporate proceedings of GLOBAL and TURFCLUB, duly certified by their respective Secretaries, relating to this Agreement.

         24. LIMITATION OF LIABILITY. The representations and warranties made by any party to this Agreement are intended to be relied upon only by the other parties to this Agreement and by no other person. Nothing contained in this Agreement shall be deemed to confer upon any person not a party to this Agreement any third party beneficiary rights or any other rights of any nature whatsoever.

         25. FURTHER INSTRUMENTS AND ACTIONS. Each party shall deliver such further instruments and take such further action as may be reasonably requested by any other in order to carry out the intent and purposes of this Agreement.

         26. GOVERNING LAW. This Agreement is being delivered and is intended to be performed in the State of Delaware, and shall be construed and enforced in accordance with the laws of such State without regard to conflicts of laws thereof.

         27. NOTICES. All notices or other communications to be sent by any party to this Agreement to any other party to this Agreement shall be sent by certified mail, nationwide overnight delivery service or by personal delivery or nationwide overnight courier to the addresses hereinbefore designated, or such other addresses as may hereafter be designated in writing by a party.

         28. BINDING AGREEMENT. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

         29. COUNTERPARTS. This Agreement may be executed in counterparts, all of which, when taken together, shall constitute the entire Agreement.

         30. SEVERABILITY. The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

         31. JOINT DRAFTING. This Agreement shall be deemed to have been drafted jointly by the parties hereto, and no inference or interpretation against any party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.

         32. RELIANCE ON CERTIFICATES. In rendering any opinion referred to herein, counsel for the parties hereto may rely, as to any factual matters involved in their respective opinions, on certificates of public officials and of corporate and company officers, and on such other evidence as such counsel may reasonably deem appropriate and, as to the matters governed by the laws of jurisdictions other than the United States or the States of Delaware and

California, an opinion of local counsel in such other jurisdiction(s), which counsel shall be satisfactory to the other parties in the exercise of their reasonable discretion.

         33. PUBLIC ANNOUNCEMENTS. All parties hereto agree that any public announcement, press release or other public disclosure of the signing of this Agreement shall be made jointly and only after all parties hereto have reviewed and approved the language and timing of such disclosure, except as such disclosure may be required pursuant to any legal obligation or order of any court having proper jurisdiction over any of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have made and executed this Agreement as of the day and year first above written.

                                IMSCO TECHNOLOGIES INC.,
                                a Delaware corporation



                                By:      /S/ TIMOTHY J. KEATING
                                     -------------------------------------------
                                         Timothy J. Keating, Chairman and Chief
                                         Executive Officer

                                GLOBAL ACQUISITION CORP.,
                                a Delaware corporation



                                By:      /S/ TIMOTHY J. KEATING
                                     -------------------------------------------
                                         Timothy J. Keating, Chief Executive
                                         Officer

                                TURFCLUB ACQUISITION CORP.,
                                a California corporation



                                By:      /S/TIMOTHY J. KEATING
                                     -------------------------------------------
                                         Timothy J. Keating, Chief Executive
                                         Officer

                                GLOBAL SPORTS & ENTERTAINMENT, INC.,
                                a Delaware corporation



                                By:      /S/ DOUGLAS R. MILLER
                                     -------------------------------------------
                                         Douglas R. Miller, President and Chief
                                         Operating Officer

                                TURFCLUB.COM, INC., a California corporation



                                By:      /S/ THOMAS G. MUEHLBAUER
                                     -------------------------------------------
                                         Thomas G. Muehlbauer, Chief Executive
                                         Officer

As to the provisions of Section 18 of the Agreement and Plan of Reorganization:



         /S/ DOUGLAS R. MILLER
---------------------------------------
DOUGLAS R. MILLER


         /S/ WAYNE ALLYN ROOT
---------------------------------------
WAYNE ALLYN ROOT


         /S/ THOMAS G. MUEHLBAUER
---------------------------------------
THOMAS G. MUEHLBAUER

Schedule A        GLOBAL Schedule of Exceptions

Schedule B        TURFCLUB Schedule of Exceptions

Schedule C        IMSCO Schedule of Exceptions

Exhibit A         GLOBAL Certificate of Merger

Exhibit B         TURFCLUB Agreement of Merger

Exhibit C         Certificate of Designations

Exhibit D         Investment Representation